UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2013

Cardica, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 30, 2012, Cardica, Inc. filed a Current Report on Form 8-K reporting that on November 28, 2012, Cardica received from The NASDAQ Stock Market LLC (“Nasdaq”) a letter indicating that for 30 consecutive business days the market value of Cardica’s common stock had been below $50,000,000, and as a result Cardica did not meet the requirement for continued listing of its common stock on The Nasdaq Global Market under Marketplace Rule 5450(b)(2)(A) (the “Rule”). In accordance with Marketplace Rule 5810(c)(3)(C), Cardica had 180 calendar days, or until May 28, 2013, to regain compliance.

On January 16, 2013,  Cardica received a letter from Nasdaq stating that the Nasdaq staff has determined that from January 2, 2013, to January 15, 2013, the market value of Cardica’s listed securities has been $50,000,000 or greater and, accordingly, Cardica has regained compliance with the Rule and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc.

Date: January 16, 2013	/s/ Robert Y. Newell Robert Y. Newell Chief Financial Officer